Exhibit 5.1

November 9, 2018

New Age Beverages Corporation
1700 East 68th
Denver, CO 80229

Re: New Age Beverages Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to New Age Beverages Corporation., a Washington corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”) relating to an aggregate initial offering price not to exceed $9,398,485 of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).  The shares of Common Stock are being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules”). The Registration Statement incorporates by reference the Registration Statement on Form S-3, as amended (No. 333-219341), which was declared effective on October 16, 2017 (the “Related Registration Statement”), including the prospectus which forms a part of such Related Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and no opinion is expressed herein pertaining to the Registration Statement, any prospectus contained therein or any prospectus supplement hereafter filed, other than with respect to the enforceability of the Applicable Agreements (defined below) and the legally-issued nature of the Securities.

We have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate to express the opinions set forth below. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the Registration Statement is filed with the Securities and Exchange Commission (the “Commission”) and the Registration Statement and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, then upon issuance and delivery of, and payment for, the shares of Common Stock in the manner contemplated by the Registration Statement, the Related Registration Statement, the Prospectus and the related Prospectus Supplement(s), the shares of Common Stock will be validly issued, fully paid and non-assessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any shares of Common Stock offered pursuant to the Registration Statement (the “Offered Securities”):

1185 Avenue of the Americas | 37th Floor | New York, NY | 10036
T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

(i)  the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Offered Securities;

(ii)  the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly authorized, and taken any other necessary corporate action to approve the creation, issuance and sale of, the Offered Securities and related matters and such authorizations and actions have not been rescinded;

(iii)  the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the articles of incorporation as amended, the by-laws, as amended, and other similar formation documents of the Company (the “Formation Documents”) and any other relevant agreement (collectively, the “Applicable Agreements”), so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;

(iv)  the Offered Securities, and any certificates representing the interests in the relevant Offered Securities, have been duly authenticated, authorized, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor (in an amount per share of Common Stock not less than the par value thereof) and have been duly issued and sold in accordance with any relevant agreement (including any Applicable Agreements), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto;

(vi)  the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under the Securities Act will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

(vii)  appropriate prospectus supplement(s) shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby;

(viii)  the Offered Securities shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(ix)  if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; and

(x)  in the case of an Applicable Agreement or other agreement or instrument pursuant to which any Offered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (ii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.  Rights to indemnification and contribution may also be limited by federal and state securities laws.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, the Related Registration Statement and to the reference to this firm under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations promulgated by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Offered Securities may be issued from time to time on a delayed or continuous basis.

Very truly yours,

/s/ SICHENZIA ROSS FERENCE LLP

1185 Avenue of the Americas | 37th Floor | New York, NY | 10036
T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW